                                                                     EXHIBIT 4.7

                               WARRANT AGREEMENT

          THIS WARRANT AGREEMENT (the "Agreement"), dated as of July 11, 1997, is made and entered into by and among Optel, Inc., a Delaware corporation (the "Company"), and Rory O. Cole (the "Warrantholder"). This Agreement is being executed in connection with the Separation Agreement of even date herewith by and between the Company and the Warrantholder (the "Separation Agreement").

          The Company agrees, in consideration of the Warrantholder's entering into the Separation Agreement, to issue and sell, and the Warrantholder, by entering into the Separation Agreement, will receive warrants, as hereinafter described (the "Warrants"), to purchase up to 9,406.36 shares (the "Shares"), of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"). The Purchase and sale of the Warrants shall occur contemporaneous with, and is subject to the closing of the Separation Agreement.

          In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

          Section 1.     Transferability and Form of Warrants.
                         ------------------------------------

                  1.1.   Registration. The Warrants shall be numbered and shall
                         ------------
     be registered on the books of the Company when issued.

                  1.2.   Certain Limitations on Transfer. The Warrants and the
                         -------------------------------
     Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement. The Warrants may not be transferred voluntarily and may only be transferred upon death, either by will or intestacy law, or otherwise by operation of law and only then if such transfer is made in accordance with the terms of this Agreement. The Warrantholder will cause any proposed purchaser, assignee, transferee or pledgee of the Warrants or the Shares, except for transferees in dispositions of Shares that are pursuant to an effective registration statement under the Act (as defined herein) or transferees in dispositions of Shares occurring after an IPO (as defined herein) pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Act"), to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The Warrants may be divided or combined, upon request to the Company by the Warrantholder into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrants or the Shares that is required to be bound by the terms hereof, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, transfer or substitution pursuant to this Agreement. The Company may refuse to effect the transfer of the Warrants until the transferee of the Warrants executes a counterpart to this Agreement and it shall be a condition to any transfer that the transferee execute and deliver to the Company a separate certificate that contains the representations and covenants in Section 11 hereof. The Warrantholder, by his receipt of a Warrant Certificate, agrees to be bound by and to comply with the terms of this Agreement. The Warrantholder represents and agrees that the Warrant (and Shares if the Warrant is exercised) is purchased only for investment, for the Warrantholder's own account and without any present intention to sell, or with a view to distribution ot the Warrant or Shares.

                  1.3.   Form of Warrants. The text of the Warrants and of the
                         ----------------
     form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

                  The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, transfer or substitution.

                  1.4.   Legend on Warrants. Each Warrant Certificate shall bear
                         ------------------
     the following legend:

                         (a) "THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECRRITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH WARRANTS MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE WARRANT AGREEMENT COVERING THE PURCHASE OF THESE WARRANTS AND IMPOSING VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."; and

                         (b) any legend required by applicable state securities law.

               Any certificate issued at any time in exchange or substitution for any Warrant certificate bearing such legends shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions. The Warrantholder consents to the Company's making a notation on his records and giving instructions to any registrar or transfer agent of the Warrants in order to implement the restrictions on transfer established in this Agreement.

          Section 2.     Exchange of Warrant Certificate. Any Warrant
                         -------------------------------
certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in wriring delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates as so requested.

          Section 3.     Term of Warrants: Exercise of Warrants.
                         --------------------------------------

                         (a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time and from time to time during the period commencing on the Waiver Effective Date (as such term is defined in the Separation Agreement), and ending at 5:00 p.m. Dallas, Texas time, on July 11, 2002 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled tS purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof), but in no event for less than 1,000 Shares (subject to appropriate adjustment for any stock split, recapitalization or similar event) for any Warrantholder (unless less than an aggregate of 1,000 Shares (subject to appropriate adjustment for any stock split, recapitalization or similar event) are then purchasable under all outstanding Warrants held by a Warrantholder. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time (subject to the other provisions in this Section) in part and, in the event of a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants held by the Warrantholder will be issued by the Company. It shall be a condition to exercise that the Warrantholder execute and deliver a certificate to the Company containing the representations and covenants set forth in Section 11 hereof which certificate must state that such representations and warranties are true and correct. If the Waiver Effective Date does not occur, then this Agreement will be terminated without further obligation by either parry.

                         (b) Payment by each Warrantholder of the aggregate Warrant Price due from him shall be made

                              (i) in cash or by immediately available funds, check, or any combination thereof; or

                             (ii) by means of a "Cashless Exercise". In the event of a Cashless Exercise, the Warrantholder shall exchange its Warrant for such number of shares of Common Stock determined by multiplying the number of Shares by a fraction, the numerator of which shall be the difference between the then-current market price per share of Common Stock and the Warrant Price, and the denominator of which shall be the then-current market price per share of Common Stock. For purposes of this Section the "then current market price per share of Common Stock" at any date shall be deemed to be (a) if the Common Stock is not traded on an established securities market, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive and binding on the Warrantholder, and (b) if the Common Stock is traded on an established securities market, the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before such date. The closing price for each day shall be the last sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or, if not listed or admitted to trading on any such exchange, on NASDAQ, or if closing prices are not quoted on NASDAQ, the representative closing bid price as reported by NASDAQ or by another similar organization if NASDAQ is no longer reporting such information.

                         (c) Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered to or upon the written order of the exercising Warrantholder and in such name or names as the exercising Warrantholder may designate (which in no way shall limit the transfer restrictions hereunder) a certificate or certificates for the number of full Shares so purchased upon the exercise of his Warrant, together with cash, as provided in Section 9 hereot, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

          Section 4.     Payment of Taxes. The Company will pay all documentary
                         ----------------
stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or of the securities comprising the Shares.

          Section 5.     Mutilated or Missing Warrants. In case the certificate
                         -----------------------------
or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          Section 6.     Reservation of Shares. There has been reserved, and the
                         ---------------------
Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants.

          Section 7.     Warrant Price. The price per Share at which Shares
                         -------------
shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall be $74.42, subject to adjustment as provided in this Agreement.

          Section 8.     Adjustment of Number of Shares and Warrant Price. The
                         ------------------------------------------------
number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  8.1.   Adjustments. The number of Shares purchasable upon the
                         -----------
     exercise of the Warrants shall be subject to adjustment as follows:

                         (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                         (b) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least five percent in the number of Shares then purchasable upon the exercise of the Warrants; provided, however, that any adjustments which by reason of this subsection 8.l(b) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                         (c) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                         (d) Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                         (e) For the purpose of this Section 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the Class A Common Stock of the Company at the date of this Agreement or
          (ii) any other class of stock resulting from successive change or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8.

               8.2.  No Adjustment for Certain Matters. During the term of
                     ---------------------------------
     the Warrants or upon the exercise of the Warrants, no adjustment shall be made (i) in respect of any dividends or distributions, except as specifically provided in subsection 8.1(a) or (ii) in respect of the consummation of any dissolution, liquidation or winding up of the Company or a consolidation, merger, share exchange or similar business combination or sale of its property, assets and business as an entirety or substantially as an entirety. Without limiting the generality of the foregoing, the Company shall have no obligation to cause any purchaser or successor by merger, sale of assets or similar business combination to assume the obligations under this Agreement. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, a merger or similar business combination shall be proposed, and the purchaser shall not have agreed to assume the obligations under this Agreement, then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 12 hereof, promptly prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to vote on such proposed merger or business combination in order to provide the Warrantholder an opportunity to exercise the Warrant. Without limiting any claim for damages that a Warrantholder might have for breach by the Company of its obligations under the immediately preceding sentence, failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect to the merger or business combination.

               8.3.  Statement on Warrant Certificates. Irrespective of any
                     ---------------------------------
     adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

          Section 9. Fractional Interests: Fair Value. The Company shall not be
                     --------------------------------
required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Fair Value of the Common Stock multiplied by such fraction. As used herein, the term "Fair Value" of the Common Stock or other Securities or other property shall mean the fair value as determined in good faith by the Company's Board of Directors, which determination shall be binding upon the Warrantholder; provided, however, that after the closing date of an initial public offering of Common Stock pursuant to a registration statement filed with and declared effective by the SEC (an "IP0"), Fair Value of the

Common Stock for any day shall mean the last sales price, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by The Nasdaq Stock Market ("Nasdaq") National Market or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by Nasdaq or such other entity, or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Company shall be used and such determination shall be conclusive and binding on the Warrantholder and his transferees.

          Section 10.   No Right as Stockholder: No Notices to Warrantholder.
                        ----------------------------------------------------
Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or his transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, call meetings, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter or imposing any fiduciary or other duty on the Company, its officers or directors, in favor of the Warrantholder, all of which rights and duties are expressly disclaimed and waived by the Warrantholder.

          Section 11.   Securities Laws: Restrictions on Transfer of Shares:
                        ----------------------------------------------------
Registration Rights.
-------------------

               11.1.

                        (a)   Compliance with Securities Act. The Warrantholder
                              ------------------------------
          agrees that this Warrant and the related Shares (each of the Warrant and the Shares being referred to herein as a "Security" and together, "Securities") are being acquired for investment and that such Warrantholder will not purchase, offer, sell or otherwise dispose of any of the Securities except under circumstances which will not result in a violation of the Act. in order to exercise this Warrant, the Warrantholder must be able to confirm and shall confirm in writing, by executing a certificate to be supplied by the Company, all of the representations and other covenants contained in this Agreement, including that the Securities so purchased are being acquired for investment and not with a view toward distribution or resale. The Securities (unless registered under the Act) shall be stamped or imprinted with, in addition to any other appropriate or required legend, a legend in substantially the following form:

                     "THE SECURITIES EVIDENCED HEREBY HAVE NOT
                     BEEN REGISTERED UNDER THE SECURITIES ACT OF
                     1933, AS AMENDED, OR ANY STATE SECURITIES
                     LAWS. SUCH SECURITIES MAY NOT BE SOLD OR
                     TRANSFERRED UNLESS REGISTERED OR QUALIFIED
                     UNDER SAID ACT AND APPLICABLE STATE
                     SECURITIES LAWS OR UNLESS THE CORPORATION
                     RECEIVES AN OPINION OF COUNSEL FOR THE
                     HOLDER, REASONABLY SATISFACTORY TO THE
                     CORPORATION, STATING THAT SUCH SALE OR
                     TRANSFER IS EXEMPT FROM THE REGISTRATION AND
                     PROSPECTUS DELIVERY REQUIREMENTS OF SAID
                     ACT. COPIES OF THE AGREEMENT COVERING THE
                     PURCHASE OF THESE SECURITIES THAT RESTRICT
                     THEIR TRANSFER AND PROVIDE, FOR CERTAIN
                     VOTING AGREEMENTS AND RIGHTS OF FIRST
                     REFUSAL MAY BE OBTAINED AT NO COST BY
                     WRITTEN REQUEST MADE BY THE HOLDER OF RECORD
                     OF THIS CERTIFICATE TO THE SECRETARY OF THE
                     CORPORATION AT THE PRINCIPAL EXECUTIVE
                     OFFICES OF THE CORPORATION."

                     Any certificate for Shares issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued to a transferee upon completion of a public distribution pursuant to a registration statement under the Act or upon completion of a sale occurring after an IP0 under Rule 144 under the Act of the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions. The Warrantholder consents to the Company making a notation on his records and giving instructions to any registrar or transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Agreement.

                     In addition, the Warrantholder specifically represents to the Company both at the time of initial purchase of the Warrant and at those future times as specified herein:

                         (i) Prior to entering into the Separation Agreement, the original Warrantholder was the Chief Operating Officer of the Company. The Warrantholder has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect his own interests. The Warrantholder is an "Accredited Investor" as that term is defined in Rule 501(a) promulgated under the Act. The Warrantholder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities. The Warrantholder is acquiring the Securities for his own account for investment purposes only not as a nominee or agent and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Act. The Warrantholder is acquiring the Securities for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Warrantholder acknowledges the Company has no obligation to include the Shares in any registration statements, the effectiveness of which registration statements may be required for the resale of the Shares. Without limiting the generality of the preceding sentences of this Section, the Warrantholder has not offered or sold any portion of the Securities to be acquired by such Warrantholder and has no present intention of reselling or otherwise disposing of any portion of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance. The Warrantholder understands that investment in the Securities is subject to a high degree of risk. The Warrantholder can bear the economic risk of his investment, including the full loss of his investment, and by reason of his business or financial experience or the business or financial experience of his professional advisors has the capacity to evaluate the merits and risks of his investment and protect his own interest in connection with the purchase of the Securities. The Warrantholder represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. If other than an individual, the Warrantholder also represents he has not been organized for the purpose of acquiring the Securities. The Warrantholder's purchase is not and will not be part of a plan or scheme to evade the registration requirements of the Act.

                        (ii) The Warrantholder understands that the Securities have not been and will not be registered under the Act or any applicable state securities law in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Warrantholder's investment intent as expressed herein and the accuracy of the

                Warrantholder's representations as expressed herein and the Warrantholder will furnish the Company with such additional information as is reasonably requested by the Company in connection with such exemption.

                        (iii) The Warrantholder further understands that the
                Securities must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the Warrantholder understands that the Company is under no obligation to and does not expect to register the Securities.

                        (iv) The Warrantholder is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

                        (v) The Warrantholder further understands that at the time he wishes to sell the Securities, it is possible that there will be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Warrantholder may be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

                        (vi) The Warrantholder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such actions do so at their own risk.

                         (vii) The Warrantholder has had a reasonable opportunity to ask questions relating to the Company's business, management and financial affairs with the Company's management, customers and other parties, and the Warrantholder has received satisfactory responses to the Warrantholder's inquiries. The Warrantholder is not, and has not been within the ninety (90) days prior to the closing date of the purchase of the Securities, a broker or dealer of securities. To the best of his knowledge, (i) the Warrantholder was contacted regarding the sale of the Securities by a person or entity with whom the Warrantholder had a prior relationship and (ii) no securities were offered or sold to him by means of any form of general solicitation or general advertising, and in connection therewith the Warrantholder: did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (B) attend any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

          11.2  Disposition of Securities. There shall be no transfer of
                -------------------------
Warrants except for transfer at death as set forth in Section 1.2. The transferee any Warrants must give notice to the Company of such transfer. With respect to any offer, sale or other disposition of any Securities that are not registered under the Act, the Warrantholder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof together with a written opinion of such Warrantholder's counsel to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Securities and indicating whether or not under the Act, certificates for the Securities in question to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Such opinion and such counsel must be satisfactory to the Company in its reasonable judgment and such opinion shall state that it may be relied upon by counsel to the Company, and any stock exchange or transfer agent. Promptly upon receiving such written notice and satisfactory opinion, if so requested, the Company shall notify such Warrantholder that such Warrantholder may sell or otherwise dispose of such Securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (b) that the opinion of counsel for the Warrantholder is not satisfactory to the Company, the Company shall so notify the Warrantholder promptly after such determination has been made and shall specify in detail the legal analysis supporting any such conclusion. Each certificate representing the Securities thus transferred (except a transfer registered under the Act or a transfer of Shares, occurring after an IP0, pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Warrantholder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding the foregoing provisions of this Section 11.2, the Warrantholder agrees that transfers may further be subject to Section 11.3 and Appendix I.

          11.3  Restrictions on Transfer and Repurchase and Sale Rights. The
                -------------------------------------------------------
Warrantholder agrees that, in the event the Warrant is exercised prior to an IPO, the Warrantholder will be subject to the terms and provisions of Appendix I attached hereto and made a part hereof, which imposes restrictions on the transfer of the Shares acquired upon exercise of the Warrant. The Warrantholder further agrees that, in the event the Warrant is exercised prior to the occurrence of an IPO, the Company may require as a condition to the exercise of the Warrant that the Warrantholder furnish the Company with the written consent of the Warrantholder's spouse (if any), or that any transferee of the Warrant pursuant to Section 1.2 furnish written consent, to be bound by the terms and conditions of Appendix I attached hereto, and such consent shall be furnished on such form as the Company shall prescribe. Certificates representing the Shares issued pursuant to the exercise of the Warrant will bear all legends required by law and necessary to effectuate the revisions of this Agreement. The Company may place a "stop transfer" order against the Shares issued pursuant to the exercise of this Warrant until all restrictions and conditions set forth in Appendix I attached hereto and the legends referred to in this Section 11.3 have been complied with.

          11.4  No Registration Rights. The Warrantholder is not entitled to
                ----------------------
any registration rights with respect to the transfer of the Warrants or with respect to Shares acquired upon exercise of the Warrants.

          Section 12.  Notices. Any notice pursuant to this Agreement by the
                       -------
Company or by the Warrantholder or a Holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed led by certified or registered first class mail, return receipt requested and postage prepaid:

                       (a) If to the Warrantholder or a Holder of Shares, addressed to Roy O. Cole, 4339 Beverly Drive, Dallas, Texas 75205.

                       (b) If to the Company, addressed to it at Optel, Inc., 1111 West Mockingbird Lane, Dallas, Texas 75247, Attention: Chief Executive Officer (with a copy to the General Counsel of the Company at the same address).

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parry.

          Section 13.  Successors. All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company, the Warrantholder or the Holder of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 14.  Applicable Law. This Agreement shall be deemed to be a
                       --------------
contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within such state.

          Section 15.  Benefits of this Agreement. Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Warrantholder and the Holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the Holders of Shares.

          Section 16.  Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          Section 17.  Amendment. Except as expressly provided herein, neither
                       ---------
this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Warrantholder having the right to acquire by virtue of holding the Warrants at least 50% of the Shares which are then issuable upon exercise of the then outstanding Warrants.

          Section 18.  Termination of Company Obligations. Notwithstanding any
                       ----------------------------------
other provision of this Agreement, all rights (but not the obligations) of any Warrantholder (including without limitation, both any successor to the original Warrantholder and any Holder of Shares) shall terminate and all obligations (but not all rights) of the Company shall terminate upon the first date that Mr. Rory
0. Cole violates the terms of the Separation Agreement.

          Section 19.  Gender. The gender of words used in this Agreement shall
                       ------
be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                             OPTEL, INC.


                                             By: /s/ Michael Katzenstein
                                                --------------------------------
                                             Name:   Michael Katzenstein
                                             Title:  VP and General Counsel
                                                    ----------------------------

                                             RORY O. COLE

                                             /s/ Rory O. Cole
                                             -----------------------------------

                                                                       Exhibit A
                                                                       ---------

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE
     BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED, OR ANY STATE SECURITIES LAW. SUCH WARRANTS
     MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED OR
     QUALIFIED UNDER SAID ACT AND APPLICABLE SATE
     SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN
     OPINION OF COUNSEL FOR THE HOLDER, REASONABLY
     ACCEPTABLE TO THE COMPANY STATING, THAT SUCH SALE OR
     TRANSFER IS EXEMPT FROM THE REGISTRATION AND
     PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES
     OF THE WARRANT AGREEMENT COVERING THE PURCHASE OF
     THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING
     WITHOUT LIMITATION PROVISIONS PROHIBITING THEIR
     TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN
     REQUEST MADE BY THE HOLDER OF RECORD OF THIS
     CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE
     PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                                                        Warrant Certificate No.3

                             WARRANTS TO PURCHASE
                    9,406.36 SHARES OF CLASS A COMMON STOCK

                                  OPTEL, INC.

                          INCORPORATED UNDER THE LAWS
                           OF THE STATE OF DELAWARE

          This certifies that, for value received, Rory 0. Cole, the registered holder hereof (the "Warrantholder"), is entitled to purchase from OPTEL, INC. (the "Company"), at any time during the period commencing the Waiver Effective Date (as such term is defined in the Separation Agreement described below) and ending at 5:00 p.m., Dallas, Texas time on July 11, 2002, at a purchase price per share of $74.42, the number of shares of Class A Common Stock of the Company set forth above (the "Shares"). The number of shares of Class A Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

          The Warrants evidenced hereby may be exercised in whole or in part as provided in the Warrant Agreement, by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with at a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made as set forth in the Warrant Agreement.

          The Warrants evidenced hereby represent the right to purchase Shares and are issued under and in accordance with at a Warrant Agreement, dated as of July 11, 1997 (the "Warrant Agreement"), between the Company and the Warrantholder and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents. The Warrant is being issued in connection with a Separation Agreement between the Company and Rory 0. Cole.

          Upon any partial exercise of the Warrants evidence hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Class A Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are not transferable and any attempted transfer shall be void.

          This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                             OPTEL, INC.


                                             By: /s/ Michael Katzenstein
                                                --------------------------------
                                                VP and General Consel

Dated: October 30, 1997

ATTEST:

Scott V. Williams
--------------------------
Assistant Secretary

                                  OPTEL, INC.

                                PURCHASE FORM


OPTEL, INC.
[ADDRESS]


     THE UNDERSIGNED HEREBY IRREVOCABLY ELECTS TO EXERCISE THE RIGHT OF PURCHASE REPRESENTED BY THE WITHIN WARRANT CERTIFICATE FOR, AND TO PURCHASE THEREUNDER, _____ SHARES OF CLASS A COMMON STOCK (THE "SHARES") PROVIDED FOR THEREIN, AND REQUESTS THAT CERTIFICATES FOR THE SHARES BE ISSUED IN THE NAME OF:

                _______________________________________________
        (PLEASE PRINT OR TYPE NAME, ADDRESS AND SOCIAL SECURITY NUMBER)

                _______________________________________________

                _______________________________________________

AND, IF SAID NUMBER OF SHARES SHALL NOT BE ALL THE SHARES PURCHASABLE HEREUNDER, THAT AT A NEW WARRANT CERTIFICATE FOR THE BALANCE OF THE SHARES PURCHASABLE UNDER THE WITHIN WARRANT CERTIFICATE BE REGISTERED IN THE NAME OF THE UNDERSIGNED WARRANTHOLDER OR HIS ASSIGNEE AS BELOW INDICATED AND DELIVERED TO THE ADDRESS STATED BELOW. THE UNDERSIGNED HAS ALSO SUBMITTED TO THE COMPANY AT A CERTIFICATE IN WHICH IT HAS MADE THE REPRESENTATIONS AND COVENANTS REQUIRED IN
SECTION 11 OF THE WARRANT AGREEMENT.

DATED:_________________

NAME OF WANANTHOLDER
OR ASSIGNEE:__________________________
                  (PLEASE PRINT)

ADDRESS: _____________________________
         _____________________________

SIGNATURE:____________________________

NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER, UNLESS THESE WARRANTS HAVE BEEN ASSIGNED.

SIGNATURE GUARANTEED: ________________

(SIGNATURE MUST BE GUARANTEED BY AT A BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES OR BY AT A MEMBER FIRM OF AT A REGISTERED SECURITIES EXCHANGE OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.)

                                  APPENDIX I

        RESTRICTIONS ON TRANSFER OF SHARES AND PURCHASE AND SALE RIGHTS


          Shares subject to the foregoing Warrant Agreement (the "Agreement") acquired upon exercise of the Warrant may be Transferred (as defined below) only after compliance with the specific limitations on the Transfer of Shares set forth in the Agreement and in this Appendix I, including those with respect to certain rights of first refusal granted to the Company (Paragraphs 4 and 5 below), restrictions upon Transfer imposed by applicable state or federal securities laws, and certain required undertakings of the transferee (Paragraph 3 below). All Transfers of Shares not meeting the conditions set forth in this Appendix I are expressly prohibited; provided, however, that the provisions of this Appendix I will terminate upon the earlier of (i) the occurrence of an IPO, or (ii) September 30, 2002. This Appendix I constitutes a part of the Agreement.

          1. DEFINITIONS: All capitalized terms herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein:

          (a) "FAIR MARKET VALUE" means the fair market value of the Shares as determined in good faith by the Board of Directors of the Company. The determination of the Board of Directors shall be conclusive and binding on all persons.

          (b) "INVOLUNTARY TRANSFER" means a Transfer that occurs pursuant to any of the following: an assignment of Shares for the benefit of creditors of the Warrantholder; a Transfer by operation of law, including, without limitation, a Transfer by will or under the laws of descent and distribution; an execution of judgment against Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor; a Transfer pursuant to any decree of divorce, dissolution, or separate maintenance, any property settlement, any separation agreement, or any other agreement with a spouse under which a part or all of any Shares is Transferred or awarded to the spouse of the Warrantholder or is required to be sold; or a Transfer resulting from the filing of the Warrantholder of a petition for relief or the filing of an involuntary petition against the Warrantholder, under the bankruptcy laws of the United States or of any other nation.

          (c)  "OFFERED PRICE" has the meaning ascribed thereto in Paragraph
               4(b).

          (d)  "OFFEROR" has the meaning ascribed thereto in Paragraph 4(a).

          (e) "SHAREHOLDER NOTICE OF OFFER" has the meaning ascribed thereto in Paragraph 4(b).

          (f) "SHAREHOLDER NOTICE OF TRANSFER" has the meaning ascribed thereto in Paragraph 5(b).

          (g) "TRANSFER," with respect to Shares, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment, or levy of such Shares.

          (h) "TRANSFEREE NOTICE" has the meaning ascribed thereto in Paragraph 5(b).

          (i) "VOLUNTARY TRANSFER" means any Transfer other than an Involuntary Transfer.

          2. EFFECT OR PROHIBITED TRANSFER: Any prohibited Transfer of Shares, whether a Voluntary Transfer or an Involuntary Transfer, is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under the Agreement or this Appendix I, or exercise any other legal or equitable remedy.

          3. REQUIRED UNDERTAKINGS: Any Transfer that would otherwise be permitted under the terms of the Agreement or this Appendix I is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights are adequately protected with respect to the Shares so transferred. Such agreements may include, without limitation, the transferee's agreement to be bound by all of the terms of the Agreement or this Appendix I, as if he or she or it were the original Warrantholder. Without limiting the generality of any other provision contained herein, it is the intent of this paragraph that the Company's rights if waived or otherwise not exercised in respect of a Transfer to a transferee shall nonetheless continue with respect to any subsequent Transfers by such transferee.

          4.   COMPANY'S RIGHT OF FIRST REFUSAL RELATED TO THIRD PARTY OFFER:

          (a)  SCOPE OF RIGHT: If Shares are Transferred or are proposed to be
               --------------
     Transferred incident to a bona fide offer from a third party (the "Offeror"), the Company will have the right (but not the obligation) to purchase Shares on the terms and conditions set out in this Paragraph 4. This right does not extend to a Third Party Offer made if the Warrantholder has no intention of transferring the Shares. The Company's rights under this Paragraph 4 are assignable by the Company and will terminate upon the earlier of (i) the occurrence of an IPO, or (ii) September 30, 2002, whether or not previously assigned. The right of first refusal under this Paragraph 4 will be exercisable in whole or in part as to any particular Transfer or proposed Transfer of Shares.

          (b) Mechanics and Notice: The transferor of any Shares subject to this
              --------------------
     Paragraph 4 will provide to the Company a notice of proposed Transfer (the "Shareholder Notice of Offer") stating: the number of Shares that the transferor proposes to Transfer and the transferor's bona fide intention to Transfer such Shares; the name and address of the transferor, the Offeror, and the original Warrantholder of the Shares (if other than the transferor); the manner and the date of such proposed Transfer; and the bona fide cash price and/or other consideration (and the fair market value thereof as estimated in good faith by the transferor) per share of Shares, if any, that the Offeror offered to pay for such Shares (the "Offered Price").

               The Company (or its assignee) may exercise its right of first refusal under this Paragraph 4 at any time not more than 60 days after the Company has received the Shareholder Notice of Offer with respect to such Shares. The Company (or its assignee) will exercise its right, if at all, by informing the transferor and Offeror in writing of the Company's (or its assignee's) intention to do so, in a notice that specifies a closing date that is no more than 30 days (or such later date as the Offeror may have offered) after the later of (i) receipt of the Shareholder Notice of Offer or (ii) determination of fair market value of the Shares. Additionally, if the Company disagrees with the transferor's estimate of the fair market value of any noncash consideration, the Board of Directors shall determine the Fair Market Value, and the Offered Price will be adjusted accordingly.

          (c)  EXERCISE PRICE: In exercising its repurchase rights under this
               --------------
     Paragraph 4, the Company (or its assignee) will pay in cash upon repurchase a price equal to the Offered Price, subject to an appropriate adjustment as determined by the Board of Directors to take into account the risk of nonpayment or deferral of any installment payments that may have been contained in the Offeror's offer.

          5.   COMPANY'S RIGHT OF FIRST REFUSAL UNRELATED TO THIRD PARTY OFFER:

          (a)  SCOPE OF RIGHT: If Shares are Transferred or are proposed to be
               --------------
     Transferred other than incident to a bona fide third parry offer or other than as expressly permitted under the Agreement, the Company will have the right (but not the obligation) to purchase Shares on the terms and conditions set forth in this Paragraph 5. The Company's rights under this Paragraph 5 will apply to any proposed or actual Voluntary Transfer or Involuntary Transfer other than those subject to Paragraph 4. The Company's rights under this Paragraph 5 are assignable by the Company and will terminate upon the earlier of (i) the occurrence of an IPO, or (ii) September 30, 2002, whether or not previously assigned. The right of first refusal under this Paragraph 5 will be exercisable in whole or in part as to any particular Transfer or proposed Transfer of Shares.

          (b)  MECHANICS AND NOTICE: The transferor of any Shares subject to
               --------------------
     this Paragraph 5 will (whether such Transfer is a Voluntary Transfer or an Involuntary Transfer) provide to the Company a notice of proposed Transfer (the "Shareholder Notice of Transfer") stating: the number of Shares that the transferor proposes to Transfer; the names and addresses of the transferor, the transferee or proposed transferee, and the original Warrantholder of the Shares (if other than the transferor);

     and the circumstances, manner and date of such proposed Transfer (including information concerning the consideration involved). In the event of an Involuntary Transfer, the person obtaining the Shares promptly will notify the Secretary of the Company of such Involuntary Transfer and provide the information required in the Shareholder Notice of Transfer (the "Transferee Notice").

          The Company (or its assignee) may exercise its right of first refusal under this Paragraph 5 at any time during the 60-day period after (i) the Company has received either the Shareholder Notice of Transfer or the Transferee Notice with respect to such Shares or, if later (ii) the date that is 9 months after the death of the Warrantholder (if the Transfer was an Involuntary Transfer due to death). The Company (or its assignee) will exercise its right, if at all, by informing the transferor and transferee in writing of the Company's (or its assignee's) intention to do so, in a notice that specifies a closing date that is no more than 30 days after the later of (i) receipt of the Shareholder Notice of Transfer or the Transferee Notice, whichever is applicable, or (ii) the determination of Fair Market Value of the Shares, or (iii) one year after the death of the Warrantholder (if the Transfer was an Involuntary Transfer due to death).

          (c)  EXERCISE PRICE: In exercising its repurchase rights under this
               --------------
     Paragraph 5, the Company (or its assignee) will pay in cash upon repurchase a price equal to the Fair Market Value of the Shares that are Transferred or are proposed to be Transferred, as of the date of the Shareholder Notice of Transfer or the Transferee Notice.

          6.   OPTION TO PURCHASE AND SELL THE SHARES:

          (a)  SCOPE OF RIGHT: If on July 11, 2002 the Company has not
               --------------
     consummated an IPO, (i) the Company will have the right but not the obligation) to purchase all of the Shares (the "Company's Call Right"), and
     (ii) the Warrantholder will have the right but not the obligation) to sell all of the Shares to the Company (the "Warrantholder's Put Right"). The rights under this Paragraph 6 are assignable in whole or in part by the Company and the Warrantholder and will terminate on September 30, 2002, if not earlier terminated due to the occurrence of an IPO. The purchase option under this Paragraph 6 will be exercisable on an all-or-nothing basis as to any particular holder of Shares.

          (b)  MECHANICS AND NOTICE:
               --------------------

               (i)  The Company's Call Right Mechanics. The Company (or its
                    ----------------------------------
          assignee) will provide to any holder of Shares a notice of proposed purchase (the "Company's Purchase Notice") stating that it wishes to exercise its option to purchase all of the Shares owned by that holder; the Fair Market Value per Share and aggregate purchase price based thereon; and the proposed closing date of such purchase which must be at least 30 but not more than 90 days from the date the Company's Purchase Notice was delivered to the holder of Shares. The Shares will be purchased on that date.

               (ii) The Warrantholder's Put Right Mechanics. The Warrantholder
                    ---------------------------------------
          (or his assignee) will provide to the Company (or its assignee) a notice of intent to sell (the "Put Notice"), stating that the Warrantholder wishes to exercise the option to sell the Shares, and upon receipt of the Put Notice the Company will furnish the Warrantholder (or his assignee) a notice of the Fair Market Value per Share and the aggregate purchase price based thereon; and the proposed closing date of such purchase which must be at least 30 but not more than 90 days from the date the Company's notice was delivered to the Warrantholder (or his assignee). The Shares will be purchased on that date if the Warrantholder furnishes the Company with a written acceptance at least 10 days before the proposed closing date. Notwithstanding the foregoing, however, if any repurchase due to a Put Notice requires the consent of the Company's lenders or investors and such consent is not given or if the repurchase would otherwise violate any covenant by which the Company is bound, then the repurchase shall occur at such later date as approved by the lenders or investors or as would not violate such covenant at a price determined pursuant to clause (c) below.

          (c)  EXERCISE PRICE: Upon a sale of the Shares under this Paragraph 6,
               --------------
     the Company (or its assignee) will pay in immediately available funds upon purchase the aggregate cash price equal to the Fair Market Value of the Shares purchased. In the event the repurchase due to a Put Notice has been delayed due to the failure to obtain the required consent of the Company's lenders or investors or due to the restrictions imposed by any covenant, then the purchase price for the Shares purchased shall be the Fair Market Value of the Shares on the date of the Put Notice plus interest accrued from the date of the Put Notice at an annual rate equal to the "prime rate" as reported in the Money Rates section of The Wall Street Journal on the first day reported after the date of the Put Notice.

          7. MATTERS OF GENERAL APPLICABILITY: All closings shall take place at the Company's (or its assignees) principal executive offices. If the consent or approval of any governmental entity is necessary for the purchase of Shares under the Agreement or if the expiration of any waiting period following the giving of any notice to a governmental entity is required before such purchase may be effected, the date of closing shall be extended to such date not more than 10 days after the date on which such consent or approval is obtained or notice period expired. At such closing the transferor of the Shares shall assign, or cause to be assigned to the extent any of its rights in its Shares is then held by another person, to the Company (or its assignee) all right, title and interest in and to the Shares, free and clear of all liens. The transferor of the Shares shall also, at the request of the Company (or its assignee), execute all other documents and take such other actions as may be reasonably necessary or desirable to effectuate the transfer of the Shares and to carry out the purposes of this Appendix I. The transferor of the Shares shall deliver to the Company (or its assignee) certificates representing the Shares with a blank stock power executed by such transferor attached thereto. The parties shall use their best efforts to obtain all consents, approvals, releases and authorizations of all governmental entities and other persons necessary or advisable to effect the transfer of Shares as provided herein and otherwise permit the transfer and sale of such Shares as provided herein. Without limiting the generality of any other provision hereof the Company (or its assignee) may delay the closing and shall not be obligated to make any payment in respect of the Shares unless he receives all releases reasonably requested by him from parties that could assert an interest in the Shares or proceeds therefrom. Notwithstanding any provisions to the contrary contained herein, the Company's obligations to pay or complete payment for any Shares to be purchased by it under this Appendix I is subject to it being legally permitted to do so under applicable corporate law.

          8. ESCROW: For purposes of facilitating the enforcement of the restrictions on Transfer set forth in the Agreement and this Appendix I, the Board of Directors may, at its discretion, require any holder of Shares to deliver the certificate(s) for such Shares with a stock power executed by him or her and by his or her spouse (if required for Transfer), in blank, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of the Agreement and this Appendix I. The certificates may be held in escrow so long as the Shares are subject to a right of first refusal under the Agreement and this Appendix I. The escrow holder will not be liable to the Warrantholder (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice, or other document executed by any signature purported to be genuine.

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